AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999
                                                 REGISTRATION NO. 333-________
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                            THE DIAL CORPORATION
           (Exact name of registrant as specified in its charter)
         DELAWARE                                               51-0374887
     (State or other                                         (I.R.S. Employer
     jurisdiction of                                      Identification Number)
     incorporation or
      organization)
                         15501 NORTH DIAL BOULEVARD
                            SCOTTSDALE, ARIZONA
                                 85260-1619
                          (Address of registrant's
                        principal executive offices)

                      THE FREEMAN COSMETIC CORPORATION
                         CAPITAL ACCUMULATION PLAN
                          (Full title of the plan)

                               JANE E. OWENS
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            THE DIAL CORPORATION
                         15501 NORTH DIAL BOULEVARD
                       SCOTTSDALE, ARIZONA 85260-1619
                               (602) 754-3425
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE

===============================================================================

   TITLE OF                                      PROPOSED
  SECURITIES   AMOUNT TO       PROPOSED          MAXIMUM
    TO BE        BE         MAXIMUM OFFERING     AGGREGATE        AMOUNT OF
  REGISTERED   REGISTERED   PRICE PER SHARE    OFFERING PRICE  REGISTRATION FEE
-------------------------------------------------------------------------------

Common Stock,   150,000 (1)    $26.59375(2)     $3,989,063(2)      $1,109
par value
$.01 per share
===============================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also pertains to rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the "Rights"). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) Pursuant to Rule 457(c) and (h), estimated on the basis of the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on January 22, 1999.

Note: Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to The Freeman Cosmetic Corporation Capital Accumulation Plan.

                              EXPLANATORY NOTE

     On July 1, 1998, The Dial Corporation (the "Company") acquired all of the issued and outstanding shares of common stock of The Freeman Cosmetic Corporation ("Freeman"). Prior to January 1, 1999, Freeman maintained The Jerry Freeman 401(k) and Profit Sharing Plan. Effective as of January 1, 1999, Freeman amended and restated this plan and renamed it The Freeman Cosmetic Corporation Capital Accumulation Plan (the "Plan"). In connection with the amendment and restatement of the Plan, shares of Common Stock of the Company will be issued to the Plan. The purpose of this Registration Statement is to register the shares of Common Stock required to be registered. This Registration Statement also registers an indeterminate amount of interests to be offered and sold pursuant to the provisions of the Plan.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     The following documents previously filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the year ended January 3, 1998;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 1998, July 4, 1998 and October 3, 1998;

          (3) The Company's Current Reports on Form 8-K filed on January 28, 1998, May 4, 1998, July 30, 1998, August 13, 1998, September 21,
     1998 (as amended on November 25, 1998) and October 27, 1998;

          (4) The description of the Company's Common Stock contained in Registration Statement No. 1-11793 of the Company on Form 10, as amended (the "Form 10") filed by the Company under the Securities Act of 1933 (the "Securities Act"); and

          (5) The description of the Rights contained in the Company's Form
     10.

     In addition, all documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Jane E. Owens, Senior Vice President, General Counsel and Secretary of the Company. Ms. Owens owns shares and options to purchase shares of Common Stock of the Company.

     Item 6. Indemnification of Directors and Officers

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (each "Another Enterprise") (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Company's Restated Bylaws (the "Bylaws"), to the fullest extent permitted from time to time by the Delaware General Corporation Law (the "DGCL"), as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Company may, by action of the Board of Directors (the "Board"), provide indemnification to employees and agents of the Company, and to persons serving as employees or agents of Another Enterprise, at the request of the Company, with the same scope and effect as the foregoing indemnification of directors and officers. The Company shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Certificate of Incorporation or otherwise by the Company. In addition, pursuant to the Certificate of Incorporation, the Company has entered into agreements with certain persons providing for indemnification greater or different than that provided in the Certificate of Incorporation. See "-- Indemnification Agreements."

     The Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of Another Enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may in the future be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators; provided, however, except as described in the second following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

     Pursuant to the Bylaws, to obtain indemnification, a claimant is to submit to the Company a written request for indemnification. Upon such written request by a claimant, a determination, if required by applicable law, with respect to the claimant's entitlement to indemnification will be made, (i) if requested by the claimant, by independent legal counsel, or
(ii) if the claimant does not so request, by the Board (a) by a majority vote of the disinterested directors even though less than a quorum, (b) if there are no disinterested directors or the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, or
(c) if the disinterested directors so direct, by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel will be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change in Control" (as defined in the Company's 1996 Stock Incentive
Plan), in which case the independent counsel shall be selected by the claimant unless the claimant requests that such selection be made by the Board.

     Pursuant to the Bylaws, if a claim for indemnification is not paid in full by the Company within 30 days after a written claim for indemnification has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including, without limitation, the disinterested directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards in the DGCL, nor an actual determination by the Company (including the disinterested directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct in the DGCL. However, the Company will be bound by a determination pursuant to the procedures set forth in the Bylaws that the claimant is entitled to indemnification in any judicial proceeding commenced pursuant to the Bylaws.

     The Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or Another Enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company has obtained directors' and officers' liability insurance providing coverage to its directors and officers. In addition, the Bylaws authorize the Company, to the extent authorized from time to time by the Board, to grant rights to indemnification and rights to be paid by the Company for the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     The Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company for the expenses incurred in defending any Proceeding in advance of its final disposition, except that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

FIDUCIARY DUTIES

     The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

 INDEMNIFICATION AGREEMENTS

     The Company is party to indemnification agreements with each of its directors and certain of its officers (each, an "Indemnification Agreement," and, collectively, the "Indemnification Agreements"). The Indemnification Agreements, among other things, require the Company to indemnify the directors and such officers to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the Indemnification Agreements, and cover directors and such officers under the Company's directors' and officers' liability insurance. Although the Indemnification Agreements will offer substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, they provide greater assurance to directors and officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board or by the stockholders to eliminate the rights provided, an action that is possible with respect to the relevant provisions of the Bylaws, at least as to prospective elimination of such rights.

     There has not been in the past and there is not presently pending any litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted by the Indemnification Agreements. In addition, the Board is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under any Indemnification Agreement.

     The DGCL provides that a contract between a corporation and a director thereof is not void or voidable solely because the interested director is present at the meeting authorizing the contract if the material facts relating to the contract are known to the board of directors and the board of directors in good faith authorizes the contract by the affirmative vote of a majority of the disinterested directors, or the material facts relating to the contract are known to the stockholders and the stockholders in good faith authorize the contract, or the contract is fair to the corporation at the time it is authorized or approved.

STATE LAW PROVISIONS

     The Company is  incorporated  under the laws of the State of Delaware.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of Another Enterprise. The indemnity may include expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and 145(b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145 of the DGCL.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1   --                Restated Certificate of Incorporation of the Company
                        filed as Exhibit 3(a) to the Form 10.*

4.2   --                Bylaws of the Company filed as Exhibit 3(b) to the
                        Company's Form 10-Q for the quarter ended July 4,
                        1998.*

4.3   --                Form of Rights Agreement between the Company and the
                        Rights Agent named therein filed as Exhibit 4 to the Form 10.*

4.4   --                The Freeman Cosmetic Corporation Capital Accumulation
                        Plan (Amended and Restated Effective as of January 1,
                        1999).

5     --                Opinion of counsel as to the legality of securities
                        offered under the Plan.

23.1  --                Consent of Deloitte & Touche LLP.

23.2  --                Consent of counsel (included on Exhibit 5 hereto).

24    --                Power of Attorney (included on signature page of this
                        Registration Statement).

---------------------------------------------

*    Incorporated herein by reference.

     Item 9.  Undertakings

     The Company hereby undertakes:

          (a) To submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

          (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (c) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (e) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on January 25, 1999.

                                         THE DIAL CORPORATION


                                         /s/ Malcolm Jozoff
                                         -------------------------
                                         By:  Malcolm Jozoff
                                         Its: Chairman of the Board,
                                              President and Chief Executive
                                              Officer

                             POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Malcolm Jozoff and Susan J. Riley and each of them as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 1999.

         SIGNATURE                                    TITLE
----------------------------              --------------------------------

                                          Chairman of the Board, President and
/s/ Malcolm Jozoff                          Chief Executive Officer
----------------------------
Malcolm Jozoff


                                          Senior Vice President and Chief
/s/ Susan J. Riley                          Financial Officer (principal
----------------------------                  financial and accounting officer)
Susan J. Riley



/s/ Joy A. Amundson                       Director
----------------------------
Joy A. Amundson


/s/ Herbert M. Baum                       Director
----------------------------
Herbert M. Baum


/s/ Joe T. Ford                           Director
----------------------------
Joe T. Ford


/s/ Thomas L. Gossage                     Director
----------------------------
Thomas L. Gossage


/s/ Donald E. Guinn                       Director
----------------------------
Donald E. Guinn


/s/ Michael T. Riordan                    Director
----------------------------
Michael T. Riordan


/s/ Barbara S. Thomas                     Director
----------------------------
Barbara S. Thomas


/s/ Salvador Villar                       Director
----------------------------
Salvador Villar


/s/ A. Thomas Young                       Director
----------------------------
A. Thomas Young


Constituting a majority of the Board of Directors.

     Pursuant to the requirements of the Securities Act of 1933, the committee that administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on January 25, 1999.




/s/ Susan J. Riley
----------------------------
Susan J. Riley

/s/ Bernhard J. Welle
----------------------------
Bernhard J. Welle

/s/ Jeffrey S. Weiss
----------------------------
Jeffrey S. Weiss

/s/ Douglas Schoenoff
----------------------------
Douglas Schoenoff





Constituting the Retirement Committee,
which administers the Plan.

                             INDEX TO EXHIBITS

Exhibit Number                      Description
--------------                      -----------


      4.1 Restated Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Form 10.*

      4.2 Bylaws of the Company filed as Exhibit 3(b) to the Company's Form 10-Q for the quarter ended July 4, 1998.*

      4.3 Form of Rights Agreement between the Company and the Rights Agent named therein filed as Exhibit 4 to the Form 10.*

      4.4 The Freeman Cosmetic Corporation Capital Accumulation Plan (Amended and Restated Effective as of January 1,
                        1999).

      5 Opinion of counsel as to the legality of securities offered under the Plan.

      23.1              Consent of Deloitte & Touche LLP.

      23.2              Consent of counsel (included on Exhibit 5 hereto).

      24 Power of Attorney (included on signature page of this Registration Statement).

----------------------------

*     Incorporated herein by reference.